Exhibit 10.19

Subscription Book For

TRILLER HOLD CO LLC

Unsecured Convertible Promissory Notes

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Prospective investors must complete all of the Subscription Documents contained in this package in the manner described below. For purposes of these Subscription Documents, the “Investor” is the person for whose account the Unsecured Convertible Promissory Note described herein is being purchased. Another person with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.

1.	Subscription Agreement:

a.	Fill in the amount of the desired investment on the signature page of the Subscription Agreement.

b.	Date, print the name of the Investor, and sign (and print name, capacity and title, if applicable) on the Signature Page of the Subscription Agreement.

2.	Investor Questionnaire:

a.

In Section A, each Investor should fill in his, her or its name, address, tax identification or social security number, telephone number and email address, and also provide all other requested information.

b.

Each Investor should check the box or boxes in Section B which are next to the categories under which the Investor qualifies as an “accredited investor” under the Securities Act of 1933, as amended (the “Securities Act”).

Entities may be requested to furnish other or additional documentation evidencing the authority to invest in the Company.

ii

3.	Delivery of Subscription Documents:

One completed and signed copy of the Subscription Agreement, along with any required evidence of authorization, the Investor Questionnaire and any required tax forms, should be delivered by regular or electronic mail as soon as possible to the Company at the following address:

Triller Hold Co LLC

2121 Avenue of the Stars Suite 2350

Los Angeles, California 90067

Attn: Mahi de Silva, Chief Executive Officer

Email: mahi@triller.co

Inquiries regarding subscription procedures should be directed to Mahi de Silva at the aforementioned email address.

If the Investor’s subscription is accepted in whole or in part by the Company, a fully executed set of the Subscription Documents will be returned to the Investor.

[Rest of Page Intentionally Left Blank]

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THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

TRILLER HOLD CO LLC

SUBSCRIPTION AGREEMENT

Triller Hold Co LLC

2121 Avenue of the Stars Suite 2350

Los Angeles, California 90067

Attn: Mahi de Silva, CEO

Email: mahi@triller.co

Ladies and Gentlemen:

The undersigned subscribing investor(s) (the “Subscriber”) in connection with a prospective purchase of a Unsecured Convertible Promissory Notes (individually, the “Note” and collectively, the “Notes”) of Triller Hold Co LLC, a Delaware limited liability company (the “Company”), in a private placement, understands that the offering is being made without registration of the Notes, or any securities issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

In connection with a prospective investment in the Notes, the Subscriber hereby agrees as follows:

1. Subscription.

(a) Pursuant to the terms and conditions of this subscription agreement (this “Subscription Agreement”), the Subscriber, intending to be legally bound, hereby irrevocably subscribes for the principal amount of the Note set forth on the signature page hereof (“Subscription Amount”) in accordance with the terms and conditions described herein. Subscriber also has been provided with the Limited Liability Company Agreement of the Company, as amended to date, (as may be amended from time to time, the “LLC Agreement”). All capitalized terms not defined herein shall have the meanings given in the LLC Agreement.

(b) The Subscriber acknowledges and agrees that the Subscriber is not entitled to cancel, terminate or revoke this subscription, any agreements of the Subscriber hereunder, or the power of attorney granted hereby, except as otherwise set forth in this Section 1(b), and such subscription, agreements and power of attorney shall survive (i) changes in the transaction, documents and instruments described in the information furnished to the Subscriber (“Information”) which in the aggregate are not material or which are contemplated by such Information, and (ii) the death or disability of the Subscriber; provided, however, that if the Company does not accept this subscription, then this subscription, all agreements of the Subscriber hereunder and the power of attorney granted hereby shall be cancelled and this Subscription Agreement will be of no force and effect.

(c) The Subscriber hereby irrevocably constitutes and appoints the Company as the Subscriber’s true and lawful representative and attorney-in-fact in the Subscriber’s name, place and stead, in all cases, (1) to receive and pay over to the Company on behalf of the Subscriber, to the extent set forth in this Subscription Agreement, all funds received hereunder, and (2) to complete or correct, on behalf of the Subscriber, all documents to be executed by the Subscriber in connection with the Subscriber’s subscription for the Note, including, without limitation, filling in or amending amounts, dates, and other pertinent information. This power of attorney shall be deemed coupled with an interest, shall be irrevocable, shall survive the transfer of the Subscriber’s Notes and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber.

2. Multiple Closings.

(a) The Notes will be offered on a “best efforts” basis. The Company will hold closings with respect to each investment received and accepted by the Company on a per-subscriber basis or such other basis as the Company determines in its sole discretion.

(b) Intentionally Omitted.

3. Payment. The Subscription Amount for the Notes subscribed for hereunder shall be paid pursuant to the following instructions.

PAY BY WIRE - DOMESTIC
BANK:	BANK OF SOUTHERN CALIFORNIA N.A.
BANK ADDRESS:	12265 El Camino Real, Suite 100 San Diego, CA 92130

ROUTING & TRANSIT # (RTN / ABA):	122243402
BENEFICIARY ACCOUNT #:	7001166308
BENEFICIARY ACCOUNT NAME:	Triller Hold Co LLC
REFERENCE:	Investor Name

PAY BY WIRE - INTERNATIONAL
BENEFICIARY BANK SWIFT:	SOCFUS66
BENEFICIARY BANK FEDWIRE/ABA	122243402

BENEFICIARY BANK:	BANK OF SOUTHERN CALIFORNIA N.A.

BENEFICIARY BANK ADDRESS:	12265 El Camino Real, Suite 100 San Diego, CA 92130

BENEFICIARY ACCOUNT #:	7001166308
BENEFICIARY ACCOUNT NAME:	Triller Hold Co LLC
REFERENCE:	Investor Name

4. Acceptance of Subscription. A subscription from the Subscriber will not be considered for acceptance until (a) Subscriber has delivered a duly executed Subscription Agreement to the Company, together with a completed Investor Questionnaire, (b) Subscriber has delivered the Subscription Amount to the Company as contemplated hereby, (c) Subscriber has delivered to the Company a completed Form W-9 or Form W-8BEN, as applicable and (d) Subscriber has provided to the Company such additional information or documentation that the Company may reasonably request from time to time in relation to Subscriber’s subscription in the offering. The Company may, in its sole discretion, reject any subscription, in whole or in part. The Company may, in its sole discretion, terminate or withdraw the offering in its entirety at any time prior to a closing in relation thereto. If this subscription is rejected in whole or the offering is terminated, all funds received from the Subscriber will be returned without interest, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted. The Company shall not be required to allocate among investors on a pro rata basis in the event of an over-subscription.

5. Representations and Warranties. To induce the Company to accept this subscription, the Subscriber represents and warrants to the Company, which representations and warranties shall survive the execution and delivery of this Subscription Agreement and the purchase of the Notes, as follows:

(a) All information which Subscriber has provided to the Company, including the information in the investor questionnaire included herewith (the “Investor Questionnaire”), is correct and complete as of the date hereof.

(b) Subscriber understands that the offer and sale of the Notes is intended to be exempt from registration under the Securities Act in reliance on Rule 506 of the Securities and Exchange Commission promulgated under the Securities Act (and, with respect to Subscribers who are not “U.S. Persons” as defined in Rule 902(k) of Regulation S under the Securities Act, exemption from registration under Regulation S under the Securities Act) and is intended to be exempt from registration under the securities laws of every state and foreign jurisdiction in which the offer and sale are deemed to be made, by virtue of a transactional exemption set forth in such securities laws.

(c) Such Subscriber represents that he, she or it is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and Subscriber shall promptly notify the Company of any change in the structure of, or other event relating to, such Subscriber that terminates Subscriber’s status as an “accredited investor” relative to the Company.

(d) Subscriber is a highly sophisticated investor. Subscriber has such knowledge and experience in financial, tax and business matters so as to enable Subscriber to utilize the information made available to Subscriber in connection with the offering of the Notes in order to evaluate the merits and risks of an investment in the Notes and to make an informed investment decision with respect thereto.

(e) Subscriber has consulted, to the extent deemed appropriate by Subscriber, with skillful legal, tax and business advisors, and on that basis believes that an investment in the Notes is suitable and appropriate for Subscriber. Subscriber has consulted with, and relied solely on, Subscriber’s own advisors concerning the tax considerations applicable to Subscriber’s investment in the Notes, as well as tax considerations applicable to Company’s operation and the eventual repayment or conversion of the Notes. Subscriber has not relied upon any tax advice of any kind from the Company or its affiliates or advisors.

(f) Subscriber acknowledges and agrees that its investment in the Notes is a speculative investment that involves a material risk of loss of such entire investment.

(g) Subscriber has been furnished and has carefully read (i) the LLC Agreement, (ii) the Note and (iii) this Subscription Agreement and understands the information contained therein relating to this investment.

(h) To the full satisfaction of Subscriber, Subscriber has been furnished any materials Subscriber has requested relating to the Company and the offering of Notes, and Subscriber has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to make an informed investment decision. Subscriber has conducted all due diligence Subscriber believes necessary to assess the investment and fully satisfied itself of the merits and risks thereof and has fully satisfied itself regarding all information Subscriber deems necessary or appropriate in connection with making its investment.

(i) Subscriber has a preexisting personal or business relationship with the Company or its principals to enable the Subscriber to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists.

(j) Subscriber is not subscribing for the Note as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any other form of general advertising.

(k) Subscriber is acquiring the Note for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Note. Subscriber does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to the Note purchased by Subscriber hereunder. Subscriber has adequate means of providing for its current needs and possible contingencies. The principal amount of the Note and Subscriber’s other investments which are not readily marketable is not disproportionate to Subscriber’s net worth. Subscriber has no need for immediate liquidity in Subscriber’s investment in the Notes.

(l) Subscriber will sell or otherwise transfer the Note only in compliance with the Note.

(m) Subscriber acknowledges and agrees that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of this investment.

(n) Subscriber acknowledges and agrees that the Note, together with the representations set forth in this Subscription Agreement as well as the terms and provisions of any written agreement executed by the Company and Subscriber and designated as a “side letter,” shall contain the entire understanding and agreement with respect to Subscriber’s subscription for, and purchase and ownership of the Note, and shall supersede any and all other written materials respecting the Company. Other than as set forth herein, in the Note, and in any such side letter, Subscriber is not relying upon any other information, representation or warranty made by the Company, any of its members or any agent or representative of them in determining whether to invest in the Company.

(o) Subscriber agrees that Subscriber shall have no actionable claim or claims against (i) the Company, (ii) any Member of the Company, (iii) any director, officer or representative of the Company or (iv) any respective member, principal, or Affiliate of any of the foregoing, with respect to or arising out of any information, statement or projection respecting the Company, whether written or oral, and including, but not limited to, any such information, statement or projection made or provided in any other materials provided to Subscriber, which is not fully expressed in this Subscription Agreement, the Note or in any side letter to which Subscriber is a party. Further, Subscriber acknowledges and agrees that this Subscription Agreement and any side letter to which Subscriber is a party are each separate agreements by and between Subscriber and the Company and that no such agreement shall apply to any member in the Company other than Subscriber.

(p) Subscriber has the full power and authority to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by Subscriber in connection with this subscription for the Note, and to perform its obligations thereunder and consummate the transactions contemplated thereby. If Subscriber is an entity, the person signing this Subscription Agreement on behalf of Subscriber has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by Subscriber in connection with this subscription for the Note. The execution and delivery by Subscriber of, and compliance by Subscriber with, this Subscription Agreement and each other document required to be executed and delivered by Subscriber in connection with this subscription for the Note does not conflict with, or constitute a default under, any instrument governing Subscriber, any law, regulation or order, or any agreement to which Subscriber is a party or by which Subscriber is bound. This Subscription Agreement has been duly executed by Subscriber and constitutes, and the Note, will constitute, a valid and legally binding agreement of Subscriber, enforceable against Subscriber according to their terms. If Subscriber is purchasing the Note in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Company in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom the Note is being purchased.

(q) Subscriber was offered the Notes in the state and country listed as Subscriber’s permanent address set forth in the Investor Questionnaire attached hereto or previously provided to the Company and intends that the securities laws of that state and country govern Subscriber’s subscription.

(r) To the best of Subscriber’s knowledge based upon appropriate diligence and investigation, none of the cash or property that Subscriber has paid for the Note has been derived from or related to any activity that is deemed criminal under United States law, nor will the proposed investment by the Subscriber in the Note, which is being made on its own behalf or, if applicable, on behalf of any beneficial owners, directly or indirectly contravene United States federal, state, international or other laws or regulations, including any laws including without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the USA Patriot Act and the United States International Money Laundering Abatement and Financial Anti-Terrorist Act of 2001 (the “AML Laws”). No payment by Subscriber for the Note, to the extent within the Subscriber’s control, shall cause the Company to be in violation of any AML Laws.

(s) Subscriber acknowledges that the Company may require further documentation verifying the Subscriber’s identity or the identity of the Subscriber’s beneficial owners, if any, and the source of funds used to purchase the Notes. Subscriber hereby agrees to provide such documentation as may be requested by the Company. Furthermore, Subscriber acknowledges and agrees that the Company may release confidential information regarding the Subscriber and, if applicable, any of Subscriber’s beneficial owners, to government authorities if the Company, in its sole discretion, determines after consultation with counsel that releasing such information is in the best interest of the Company in light of any AML Law.

(t) Subscriber understands that, unless Subscriber notifies the Company in writing to the contrary at or before the applicable closing, each of Subscriber’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of such closing, taking into account all information received by Subscriber.

(u) If Subscriber is a resident of a country other than the United States, Subscriber represents and warrants: (1) Subscriber is not a “U.S. Person” as defined in Rule 902(k) of Regulation S under the Securities Act (“Reg S”); (2) the Notes as well as any securities for or into which such Notes may be exchanged or converted shall each be acquired in an offshore transaction as defined in Rule 902(h) of Reg S; (3) no directed selling efforts (as defined in Rule 902(c) of Reg S) were made in the United States; (4) Subscriber is not acquiring any Notes or the securities for or into which such Notes may be exchanged or converted for the account or benefit of any U.S. Person; (5) Subscriber will not, during any period in which a Note or any securities for or into which such Note may be exchanged or converted remain restricted securities, offer to sell or sell any of the foregoing (or create or maintain any derivative position equivalent thereto) in the United States to or for the account or benefit of a U.S. Person or other than in accordance with Reg S; and (6) Subscriber shall, after the expiration of all applicable restricted periods, offer, sell, pledge or otherwise transfer a Note or any securities for or into which such Note may be exchanged or converted only pursuant to a registration statement under the Securities Act or an available exemption therefrom, and, in any case, in accordance with any applicable state securities laws as well as any applicable laws in each other jurisdiction applicable to Subscriber and/or such offer, sale, pledge or other transfer.

6. Indemnification. The Subscriber agrees to indemnify and hold harmless the Company and its Affiliates against any and all loss, liability, claim, damage, and expense whatsoever (including, without limitation, any and all expenses including attorneys fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction, including without limitation arising as a result of the sale or distribution of participation interests in the Notes by the Subscriber in violation of the Securities Act or other applicable law.

7. Irrevocability; Binding Effect; Entire Agreement. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate, or revoke this Subscription Agreement or any agreements of the Subscriber hereunder, and that this Subscription Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives, and permitted assigns. This Subscription Agreement and any related written agreement executed by the Company and Subscriber sets forth the entire agreement and understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

8. Modification. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered electronically by email (a) if to the Company, at the email address set forth above, or (b) if to the Subscriber, at the email address set forth on the Investor Questionnaire (or, in either case, to such other email address as the party shall have furnished in writing in accordance with the provision of this Section 9). Any notice or other communication given by email shall be deemed given at the time of receipt thereof.

10. Assignability. This Subscription Agreement and the rights and obligations hereunder are not transferable or assignable by the Subscriber.

11. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Dispute Resolution. Any controversy or claim arising out of or relating to this Subscription Agreement, including without limitation any dispute concerning the construction, validity, interpretation, enforceability or breach of this Subscription Agreement, shall be resolved exclusively through binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction. THE SUBSCRIBER EXPRESSLY ACKNOWLEDGES THAT, UNDER THE PRECEDING SENTENCE, IT IS WAIVING ITS RIGHT TO A JURY TRIAL WITH REGARD TO ALL MATTERS FOR WHICH ARBITRATION IS REQUIRED. Any arbitration arising out of or relating to this Subscription Agreement shall be held in Los Angeles, California or, if such proceeding cannot be lawfully held in such location, as near thereto as applicable law permits.

13. No Injunctive Relief. In the event of a breach of any of the Company’s obligations under this Subscription Agreement or any other side letter or other agreement relating to the Subscriber’s subscription for, or ownership of, Notes, the damage (if any) caused to the Subscriber thereby will not be irreparable or otherwise sufficient to give rise to a right of injunctive or other equitable relief, all such rights being waived. Subscriber’s rights and remedies in the event of a breach of this Subscription Agreement or any other side letter or other agreement relating to the Subscriber’s subscription for, or ownership of, Notes by Company are limited to the right, if any, to recover damages. The Subscriber shall not seek or be entitled to any equitable relief to restrict or interfere with Company’s right to conduct the offering or its business.

14. Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which together shall one and the same document. Any signature required for the execution of this Subscription Agreement may be in the form of either an original signature, a facsimile transmission, or electronic mail or other electronic means and any such delivery of a counterpart shall be deemed to be an original for all purposes.

15. Further Assurances. The Subscriber hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject, including without limitation, such additional information as the Company may deem appropriate with regard to the Subscriber’s suitability to invest in the Company.

* * * *

TRILLER HOLD CO LLC

SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Subscriber represents the foregoing statements are true and correct and that it has executed this Subscription Agreement on the date set forth below at the residence address or principal place of business, as applicable, set forth in the Investor Questionnaire.

Subscription Amount:		$

If Subscriber is an individual or individuals:		If Subscriber is an entity:

Signature	Date	Signature	Date

Signature	Date	Name (print)
(if multiple individuals)

Title (print)

[Signature Page to Subscription Agreement]

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Company)

On behalf of Triller Hold Co LLC, the undersigned authorized person hereby accepts the above application for subscription for Notes of Triller Hold Co LLC and agrees to admit the subscriber as a Member of the Company.

Subscription Amount Accepted:

Triller Hold Co LLC,
a Delaware limited liability company

By:
Name:	Mahi de Silva
Title:	Authorized Signatory